Exhibit 10.14

FUNDING AGREEMENT

This Funding Agreement (this “Agreement”) is made as of April 2, 2012, by and among Red Bullet Racing Corporation, Perfect Sting Racing Corporation, Macho Uno Racing Corporation, Ghostzapper Racing Corporation, Ginger Punch Racing Corporation and Awesome Again Racing Corporation (collectively, the “Companies”) and TSG Developments Investments Inc. (“TSG”).

1.1 Commitment. TSG and the Companies hereby affirm, accept and agree to the terms of the letter dated March 2, 2012 from TSG to Marcum LLP attached hereto as Annex A.

1.2 Assignment. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party.

1.3 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement

1.4 Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles of such state.

1.5 Binding Effect of Agreement. This Agreement shall bind and benefit the parties hereto and their successors and permitted assigns.

1.6 Counterparts and Facsimile Signatures. This Agreement and any and all other documents or instruments referred to herein may be executed with counterpart signatures all of which taken together shall constitute an original without the necessity of all parties signing each documents. This Agreement may also be executed by signatures to facsimile or electronic transmittal documents in lieu of an original or machine generated or copied document.

1.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and/or oral, between such parties. This Agreement may not be modified except in a writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

RED BULLET RACING CORPORATION
PERFECT STING RACING CORPORATION
MACHO UNO RACING CORPORATION
GHOSTZAPPER RACING CORPORATION
GINGER PUNCH RACING CORPORATION
AWESOME AGAIN RACING CORPORATION

By:	/s/ Lyle Strachan
Name:	Lyle Strachan
Title:	Chief Financial Officer

TSG DEVELOPMENTS INVESTMENTS INC.

By:	/s/ Michael Rogers
Name:	Michael Rogers
Title:	Vice President, Operations

Annex A

Letter from TSG to Marcum LLP

TSG DEVELOPMENTS INVESTMENTS INC.

455 Magna Drive, Aurora, ON L4G 7A9

March 2, 2012

Marcum LLP

Accountants & Advisors

525 Okeechobee Blvd, Suite 750

West Palm Beach, FL 33401

Re: Proposed Public Offerings

1. TSG Developments Investments Inc. (the “Company”) confirms that if any of the offerings for Red Bullet Racing Corporation, Perfect Sting Racing Corporation, Macho Uno Racing Corporation, Ghostzapper Racing Corporation, Ginger Punch Racing Corporation and Awesome Again Racing Corporation, in each case, as described in the most recent Registration Statements on Form S-1, as amended from time to time (each, an “S-1”) filed with the Securities and Exchange Commission for such corporation does not close, then for each such corporation in respect of which such offering has not closed, the Company shall to the extent necessary fund up to a maximum amount $4,050,000 by way of loan or otherwise in the Company’s sole and absolute discretion for the working capital amounts that are reasonably required to implement such corporation’s business plans during its operating period, as more particularly described in the Summary section of each applicable S-1 and as such plan may be modified from time to time by such corporation.

2. Upon the closing of any of the offerings for Red Bullet Racing Corporation, Perfect Sting Racing Corporation, Macho Uno Racing Corporation, Ghostzapper Racing Corporation, Ginger Punch Racing Corporation and Awesome Again Racing Corporation, then for such corporation in respect of which such offering has closed, the provisions of paragraph 1 of this letter shall automatically, with no further action, immediately be void and of no force or effect. There are no third party beneficiaries hereof and no rights shall be granted to any third party beneficiaries by virtue hereof.

TSG DEVELOPMENTS INVESTMENTS INC.

/s/ Michael Rogers
Name:	Michael Rogers
Title:	Vice President, Operations